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                                                                    EXHIBIT 10.6

                          EXECUTIVE EMPLOYMENT CONTRACT


         THIS AGREEMENT made as of July 1, 1999 by and between PMC Capital, Inc., a Florida Corporation with its principal places of business in Dallas, Collin County, Texas, hereinafter referred to as the "CORPORATION", and Mary J. Brownmiller; hereinafter referred to as "EXECUTIVE".

                                WITNESSETH THAT:

         In consideration of the promises herein contained, the parties hereto mutually agree as follows:

         1. Employment: The Corporation hereby employs the Executive as its Senior Vice President with such powers and duties as may be specified by the Board of Directors. The Executive hereby accepts employment upon the terms and conditions as hereinafter set forth.

         2. Term: Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall begin immediately and shall terminate on (i) the Executive's seventieth birthday (70th) or (ii) July 31, 2002 or such later date as determined by the Board of Directors(the "Term"). The Term of this Executive Employment Contract may be extended annually by the Board of Directors.

         3. Compensation: For all services rendered by the Executive under this contract, the Executive shall be paid at a minimum the annual rate effective as of July 1, 1998 (the "Minimum Rate"). The Minimum Rate may be increased by the Board at their discretion. The preceding is payable pursuant to the normal payroll practices of the Corporation.

         The Board of Directors may consider bonus compensation for the Executive if the performance of PMC Capital, Inc. and the Executive justifies such bonus compensation.

         4. Authorized Expenses: The Executive is authorized to incur reasonable expenses for the promotion of the business of the Corporation. The Corporation will reimburse the Executive for all such reasonable expenses upon the presentation by the Executive, from time to time, of an itemized account of such expenditures.


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         The Executive shall be entitled to such additional and other fringe benefits as the Board of Directors shall from time to time authorize.

         5. Extent of Services: The Executive shall devote a substantial portion of business time, attention and energies to the business of the Corporation, and shall not, during the term of this Agreement engage in any other business activities, whether or not such activities are pursued for gain, profit or other pecuniary advantage. This provision is not meant to prevent her from A) devoting reasonable time to civic or philanthropic activities or B) investing her assets in such form or manner providing that it does not require any substantial services on the part of the Executive that will interfere with the Executive's employment pursuant to this Agreement. Executive's employment is considered as full-time.

         6. Working Facilities: The Executive shall be furnished with such facilities and services suitable to her position and adequate for the performance of her duties.

         7. Duties: The Executive is employed in an executive and supervisory capacity and shall perform such duties consistent herewith as the Board of Directors of the Corporation shall from time to time specify. Subject to the provisions of Section 17 hereof the precise services of the Executive may be extended or curtailed, from time to time, at the discretion of the Board of Directors of the Corporation.

         8. Confidential and Proprietary Information. The Corporation is engaged in the business of providing commercial loans, including but not limited to, U.S. Small Business Administration 7(a) and SBIC loans, to qualified borrowers (the "Corporate Business").

            (a) Executive acknowledges that in order to conduct the Corporate Business, the Corporation owns and uses certain written and unwritten confidential and proprietary information, materials, data and know-how about the Corporate Business that is not generally known in the Corporation's industry and which may not rise to the level of a trade secret under applicable law. All of this information has value to and provides competitive advantages to the Corporation and is owned


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by the Corporation and/or is used in the operation of the Corporate Business.
This information includes, but is not limited to customer relationships, customer lists and prospective customer lists; information provided to the Corporation by its customers or clients; marketing plans and strategies; methods of operations and cost data; internal policies and procedures; contracts; personnel information; and financial information (including fee and pricing structures, assets, status of client accounts or credit). The preceding information and any other information which may be designated as confidential by the Corporation is collectively, referred to as the "Confidential Information". Executive further acknowledges that during the course of her employment, and as a result of her employment, she has or will become privy to the Confidential Information of the Corporation.

            (b) Executive agrees that both during and after termination of her employment with the Corporation for any reason, Executive will hold all Confidential Information in trust and confidence for the Corporation's benefit and will not use or disclose any Confidential Information that Executive acquires or obtains during the time Executive works as an Executive for the Corporation, except as specifically authorized by the President of the Corporation, in writing. This limitation applies whether the Confidential Information was developed by Executive or whether or not Executive has been authorized to have access to the Confidential Information. Executive further agrees to comply with all of the Corporation's requirements, policies and procedures for protecting Confidential Information and further agrees to comply with the Corporation's policies concerning confidentiality obligations the Corporation has agreed to undertake as a result of agreements with its customers, clients, or others.

            (c) The foregoing prescriptions against use, disclosure and copying do not apply to information or data which: (i) was known by Executive and reduced to writing prior to the date the Executive began work with the Corporation; (ii) is available in published print or otherwise known to the public, unless published or made known as a result of some act or omission on the Executive's part; or (iii) is lawfully obtained by Executive in writing from a third party who did not acquire such



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information or data directly or indirectly from Executive, the Corporation or other party prohibited from transmitting the information to Executive.

         9. Non-Solicitation: Customers and Clients. In recognition of the close personal contact Executive has or will have with the Corporation's Confidential Information, records and business relationships, and the position of trust in which the Corporation holds Executive, Executive agrees as follows: while Executive is employed with the Corporation, and for a period of three (3) years following the date on which Executive employment with the Corporation is terminated for any reason, Executive shall not, either on his behalf or as an officer, director, executive, agent, representative, independent contractor or in any relationship to any person, partnership, corporation or other entity, solicit or accept directly or by assisting others, business from any of the Corporation's existing customers and clients with whom Executive has had material contact (as hereinafter defined) during the Executive's employment, for the purpose of providing goods or services to said customers which are directly competitive with goods or services then being provided by the Corporation to said customers. For the purposes of this Agreement, "material contact" exists between Executive and each of the Corporation's existing customers: (i) with whom Executive actually dealt with; or (ii) whose dealings with the Corporation were handled, coordinated or supervised by Executive; or (iii) about whom Executive obtained Confidential Information in the ordinary course of business through Executive's association with the Corporation. Executive acknowledges that this provision is intended to protect the Corporate Business and the Corporation's customer contacts, not to prevent Executive from pursuing a livelihood in the general area of his previous training, and it should be interpreted accordingly.

         10. Non-Solicitation: Employees, Consultants and Independent Contractors. In recognition of the close personal contact Executive has or will have with the Corporation's, Confidential Information, records and business relationships, and the position of trust in which the Corporation holds Executive, Executive agrees as follows: while Executive is employed with the Corporation, and


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for a period of three (3) years following the date on which Executive's employment with the Corporation is terminated for any reason, Executive shall not recruit, induce or influence or seek to recruit or employ directly or by assisting others, any person who is employed by the Corporation or who is associated with the Corporation as a consultant or independent contractor at the time of the termination of the Executive's employment and with whom Executive had material contract (as hereinafter defined) during Executive's employment with the Corporation, to leave or terminate his or her employment or relationship with the Corporation. For the purposes of this Agreement, "material contact" exists between Executive and other employees, consultants and/or independent contractors of the Corporation: (i) with whom Executive actually dealt; or (ii) whose employment or dealings with the Corporation or services for the Corporation were handled, coordinated or supervised by the Executive. This section is intended to protect the Corporate Business and its significant investment in the training, development and loyalty of its employees, consultants and independent contractors, not to prevent Executive from pursuing a livelihood in the general area of his previous training, and it should be interpreted accordingly.

         11. Non-Compete. As part of the essence of the consideration hereof, during Executive's employment hereunder for a period three (3) years from and after the termination of her employment under this Agreement or any renewal term hereof (the "Termination"), whether such termination is voluntary or involuntary, Executive agrees and covenants that she will not collectively or individually engage in or become affiliated with, directly or indirectly, either for herself or as a member of a joint venture, partnership or corporation, or as a major stockholder, consultant, officer or director in a corporation, or as an Executive or agent on behalf of any person, firm, joint venture, partnership or corporation, any business which offers or performs commercial lending or loan brokerage services or related services which are the same or substantially similar to the Corporate Business or other services offered by the Corporation at any time during the three (3) years immediately prior to such termination, within any of the metropolitan areas in which Executive has worked in any capacity on behalf of the Corporation at any time during the three (3) years immediately preceding the termination.

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         12. Vacations: The Executive shall be entitled each year to a vacation in accordance with the vacation policy of the Corporation.

         13. Disability: If the Executive is unable to perform his services by reason of illness or total incapacity, based on standards similar to those utilized by the U.S. Social Security Administration he shall receive his full salary for one (1) year of said total incapacity through coordination of benefits with any existing disability insurance program provided by the Corporation (a reduction in salary by that amount paid by any company provided insurance). Should said Executive be totally incapacitated beyond a one-year period, so that he is not able to devote full time to his employment with said Corporation, then this Agreement shall terminate.

         14. Death During Employment: If the Executive dies during the term of employment and has not attained the age of seventy years old, the Corporation and/or any third party insurance provided by the Corporation, through a coordination of benefits, shall pay the estate of the Executive a death benefit equal to two times the Executive's annual salary. In the event the Executive receives death benefits payable under any group life insurance policy issued to the Corporation, the Corporation's liability under this clause will be reduced by the amount of the death benefit paid under such policy. The Corporation shall pay any remaining death benefits to the estate of the Executive over the course of twelve (12) months in the same manner and under the same terms as the Executive would have been paid if the had still been working for the Corporation. No later than one (1) month from the date of death, the estate of the Executive will also be paid any accumulated vacation pay. Such payments pursuant to this paragraph shall constitute the full compensation of said Executive and he and his estate shall have no further claim for compensation by reason of his employment by the Corporation.


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         15. Assignment: The acts and obligations of the Corporation under this
Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Corporation.

         16. Invalidity: If any paragraph or part of this Agreement is invalid, it shall not affect the remainder of this Agreement but the remainder shall be binding and effective against all parties.

         17. Additional Compensation: If during the Term, this Agreement is terminated by the Corporation (other than pursuant to the provisions of Section 18 hereof) or by the Executive due to "Constructive Discharge" then the Executive shall receive termination pay in an amount equal to 2.99 times the Minimum Rate. For purposes of this Agreement, "Constructive Discharge" shall mean:

               o Any reduction in salary below the Minimum Rate;

               o A material change diminishing the Executive's job function, authority, duties or responsibilities, or a similar change deteriorating Executive's working conditions that would not be in accordance with the spirit of this Agreement;

               o A required relocation of Executive of more than 35 miles from Executive's current job location; or requires Executive to travel away from Executive's office in the course of discharging Executive's responsibilities in excess of that typically required of executives in similar positions.

               o Any breach of any of the terms of this Agreement by the Corporation which is not cured within 14 days following written notice thereof by Executive to the Corporation.

The amount payable by the Corporation pursuant to this Section 17 shall be made in one lump sum cash payment payable to the Executive no later than 30 days following termination of this Agreement.

         18. Termination: The Corporation cannot terminate this agreement except for: 1) the intentional, unapproved misuse of corporate funds, 2a) professional incompetence (i.e. the


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intentional refusal to perform or the inability to perform the duties associated with Executive's position with the Corporation in a competent manner, which is not cured within 15 days following written notice to Executive) or 2b) willful neglect of duties or responsibilities in either case not otherwise related to or triggered by the occurrence of any event or events described in or prescribed by
Section 17 hereof.

         19. Remedies for Breach by Executive. The Corporation provides the livelihood and financial stability for a number of employees and investors that will continue after the hiring and employment of Executive. Both parties agree that compliance with the covenants and provisions contained herein are necessary to protect the business and goodwill of the Corporation and that a breach will result in irreparable and continuing damage to the Corporation. Both parties agree that it is impossible to measure or compensate in money alone the damages that would accrue in the event of Executive's failure to perform his obligations hereunder. Therefore, if Executive breaches any covenant or provision hereof, the Corporation shall have, at its option (without limiting any other right or remedy which may be available either simultaneously or alternatively): (i) the right and remedy to have such provisions enforced by specific enforcement, injunctive relief or other equitable remedy by any court of competent jurisdiction, and (ii) the right and remedy to require Executive to account for and pay over to the Corporation all compensation, profits, monies, accruals, increments or other benefits (collectively the "benefits"), derived or received by Executive ( or her successors and assigns) as a result of any transactions constituting a breach of any of the provisions hereof, and (iii) any other remedy provided by law.

         20. Indemnification: The Corporation hereby agrees to indemnify and hold the Executive harmless from any loss for any corporate undertaking, as contemplated in Paragraph 7 herein, whereby a claim, allegation or cause of action shall be made against the Executive in the performance of her contractual duties except for willful illegal misconduct. Said indemnification shall include but not be limited to reasonable cost incurred in defending the Executive in her faithful performance of contractual duties.


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         21. Entire Agreement: This contract may not be changed except in writing and embodies the whole Agreement between the parties hereto and there are no inducements, promises, terms, conditions or obligations made or entered into by the Corporation or the Executive other than contained herein. This Executive Employment Contract supercedes and replaces that certain Executive Employment Contract dated July 1, 1998 between the Corporation and the Executive.

IN WITNESS WHEREOF, the parties here hereunto signed and sealed this Agreement the date first above written.



Signed, Sealed and Delivered             "Corporation"
the presence of:                             PMC Capital, Inc.



---------------------------------            ---------------------------------
                                         By: Lance B. Rosemore
                                             President

---------------------------------




                                             "EXECUTIVE"


---------------------------------            ---------------------------------
                                         By: Mary J. Brownmiller
                                             Senior Vice President





                                         (CORPORATE SEAL)